SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2006

HOST MARRIOTT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-25087	52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On April 10, 2006, Host Marriott Corporation (“Host”) consummated the acquisition of 25 domestic hotels and three foreign hotels from Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) through a series of transactions (the “Starwood Transactions”), including (1) the merger of Starwood Hotels & Resorts, a Maryland real estate investment trust (“Starwood Trust”), with and into a subsidiary of Host (the “REIT Merger”), (2) the acquisition of the capital stock of Sheraton Holding Corporation and (3) the acquisition of four domestic hotels in a purchase structured to allow Host’s subsidiaries to complete like-kind exchange transactions for federal income tax purposes. These transactions were completed pursuant to the Master Agreement and Plan of Merger, dated as of November 14, 2005, and amended as of March 24, 2006 (the “Master Agreement”), among Host, Host Marriott, L.P. (“Host L.P.”), Starwood, Starwood Trust and certain of their respective affiliates. Five additional Starwood hotels in Europe and two in Fiji will be acquired by Host pursuant to the Master Agreement, subject to the resolution of certain notice periods and approvals that were not lapsed or received as of April 10, 2006.

For the 28 hotels included in the initial closing, the total consideration payable by Host to Starwood and its shareholders (excluding transaction expenses incurred in connection therewith) included $1.013 billion in cash, the assumption of $77 million in debt and approximately 133,529,412 shares of Host Common Stock, as described in more detail below. The consideration payable under the Master Agreement for the additional seven hotels consists of $661 million in cash and the assumption of $31 million in debt. The amount of cash consideration paid under the Master Agreement is subject to adjustments for, among other things, (1) the amount of working capital at the applicable closings, (2) the amount of assumed indebtedness, and (3) certain capital expenditures.

As a result of the REIT Merger, each Class B share of Starwood Trust was converted into the right to receive a combination of Host common stock and a cash payment. Each Class B share was converted into the right to receive 0.6122 of a share of Host common stock and $0.503 in cash, without interest, plus cash in lieu of any fractional shares of Host common stock equal to the fraction multiplied by the average closing price of a share of Host common stock on the New York Stock Exchange for the 20 consecutive trading days immediately preceding April 10, 2006. In addition, because (prior to the effective time of the REIT Merger) the Class B shares of Starwood Trust were represented by certificates for paired shares – consisting of one Class B share of Starwood Trust and one share of Starwood common stock trading together as a single unit – owners of Class B Shares of Starwood Trust will receive, in addition to the merger consideration described above, a certificate representing shares of Starwood common stock formerly represented by the owner’s paired share certificate(s). Also as a result of the REIT Merger, each Class A Exchangeable Preferred Share (“Class A EPS”) of Starwood Trust was converted into the right to receive a combination of Host common stock and a cash payment. Each Class A EPS was converted into the right to receive 0.6122 of a share of Host common stock and $53.44 in cash, without interest, plus cash in lieu of any fractional shares of Host common stock equal to the fraction multiplied by $20.53.

As a result of the merger of a subsidiary of Host L.P. into SLT Realty Limited Partnership (“SLT”), each (i) RP Ordinary Unit (“RP Ordinary Unit”) of SLT was converted into the right to receive $13.32 in cash, without interest, and (ii) Class A RP Unit (“Class A RP Unit”) of SLT was converted into the right to receive $66.76 in cash, without interest. In addition, Starwood has agreed to make an additional payment of $2.33 per Class A RP Unit.

A portion of the cash consideration for the acquisition was provided by the issuance by Host L.P. on April 4, 2006 of $800 million aggregate principal amount of senior notes due 2016. The notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The initial purchasers of the notes were Goldman, Sachs & Co. Inc. (“Goldman Sachs”), Banc of America Securities LLC, Deutsche Bank Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Capital Markets, Inc., Calyon Securities (USA) Inc., Citigroup Global Markets Inc., Greenwich Capital Markets, Inc., Scotia Capital (USA) Inc., SG America Securities, LLC and Wachovia Capital Markets, LLC (the “initial purchasers”). The initial purchasers and their respective affiliates have in the past engaged in investment banking, commercial banking, or other transactions of a financial nature with us or our affiliates, including the provision of advisory services and the making of loans to us and our affiliates, for received customary fees or other payments. In particular, Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., is the administrative agent for Host L.P.’s credit facility, Goldman Sachs has acted as Host’s financial advisor in connection with the Starwood Transactions, and certain of our initial purchasers are lenders under Host L.P.’s credit facility.

Cautionary Language Concerning Forward-Looking Statements

The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” estimate,” “expect,” “intend,” “may,” “plan,” predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results, statements about the expected scope and timing of the acquisition, expected financial results and credit effects of the acquisition, consequences of management efforts, opportunities for growth and expectations as to timing, nature and terms of financing and other sources of funds. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for Host to qualify as a real estate investment trust for federal income tax purposes and other risks and uncertainties associated with our business described in our filings with the SEC. The acquisition of the additional seven hotels from the Starwood parties is subject to numerous closing conditions and there can be no guarantee the acquisition of all or any of these hotels will be completed. These closing conditions include, but are not limited to: obtaining various lender consents and regulatory approvals, the accuracy of representations and warranties and compliance with covenants, the absence of material events or conditions, and other customary closing conditions. Our expectations as to the financial consequences of the acquisition may be affected by the risks noted above and factors unique to acquisitions, including the timing and successful integration of these hotels into our portfolio and the number and location of the hotels we ultimately acquire with the acquisition. Although Host believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In conjunction with the Starwood Transactions, Host indirectly assumed approximately $76 million of mortgage debt on the acquisition date, which is secured by two domestic properties, The Westin Indianapolis and The Westin Tabor Center.

The Westin Indianapolis has a $37 million mortgage debt with a fixed interest rate through 2009 of 9.214% has certain restrictive covenants. Beginning in 2009, the interest rate on this loan increases at least 500 basis points and all excess cash (defined as the difference between gross revenues of the hotel and the sum of the withdrawals from the deposit account applied for taxes and insurance, the required debt service reserve, management expenses and servicing expenses) at the hotel is applied to principal. The Westin Tabor Center has a $39 million mortgage debt with a fixed interest rate through 2013 of 8.505% with similar restrictive covenants. Beginning in 2013, the interest rate on this loan increases at least 500 basis points and all cash flow (defined as the difference between gross revenues of the hotel and the sum of operating expenses, interest and principal payments paid on the note, any other debt then due and payable to the lender and deposits made into the required reserve accounts) at the hotel is applied to principal. Both mortgages require monthly payments of principal and interest.

ITEM 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement

On April 4, 2006, Host L.P., for whom Host acts as a sole general partner, issued $800 million aggregate principal amount of senior notes bearing interest at the rate of 6 3/4% per year due in 2016. The proceeds of the Series P senior notes offering were approximately $787 million after deducting fees and expenses. We intend to use a portion of these proceeds to redeem approximately $136 million of Host L.P.’s existing 7 7/8% Series B senior notes due 2008. The redemption date for the Series B senior notes is May 15, 2006 pursuant to an irrevocable notice delivered by the trustee on the company’s behalf on April 13, 2006. The Series B senior notes were issued pursuant to a supplement to Host L.P.’s Amended and Restated Indenture, dated August 5, 1998, originally among HMH Properties, Inc. (now Host L.P.), the subsidiary guarantors named therein, and HSBC Bank USA f/k/a Marine Midland Bank (now succeeded by The Bank of New York), as trustee. Under the terms of the Series B senior notes, we are required to pay a call premium equal to 1.328%, or approximately $1.8 million, in order to redeem the notes prior to their scheduled maturity of August 1, 2008.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The required financial statement will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report on Form 8-K.

(b)	Pro forma Financial Information

The required financial statement will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report on Form 8-K.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 10, 2006, issued by Host Marriott Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT, L.P.

	By:	Host Marriott Corporation, its general partner

Date: April 14, 2006	By:	/S/ GREGORY J. LARSON
	Name:	Gregory J. Larson
	Title:	Senior Vice President, Treasurer and Investor Relations

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 10, 2006, issued by Host Marriott Corporation